                                                                   EXHIBIT 99.1





                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------



         POSITIVE PHASE 2 RESULTS FOR NEOTROFIN-TM- IN ALZHEIMER'S DISEASE

IRVINE, Calif.-- January 27, 1999--NeoTherapeutics, Inc. (Nasdaq: NEOT, NEOTW) announced today that NEOTROFIN-TM- (AIT-082, leteprinim potassium) produced a positive effect on behavioral function as well as memory improvement in a Phase 2 clinical study involving patients with Alzheimer's disease. This double-blinded, placebo-controlled, Phase 2a study enrolled 74 patients with mild to moderate Alzheimer's disease for twenty-eight days of treatment. NEOTROFIN-TM- was safe and well tolerated when doses from 50 to 500 mg were administered once daily for twenty-eight days.

"These preliminary results represent the first positive clinical finding with NEOTROFIN-TM- on standard behavioral function tests in addition to memory improvement in patients with Alzheimer's disease" said Dr. Alvin J. Glasky, President and Chief Scientific Officer of NeoTherapeutics. "These new clinical results extends the observations we have seen in the earlier Phase 1 clinical studies which evaluated single and multiple doses of NEOTROFIN-TM- (AIT-082) in healthy volunteers and a single dose study in patients with Alzheimer's disease. Further, we are encouraged that these results may be based upon the unique basis of action of NEOTROFIN-TM-, which in pre-clinical studies demonstrated enhanced nerve regeneration. NEOTROFIN-TM- could mark the beginning of a new era of hope for the four million Americans suffering from Alzheimer's disease," Dr. Glasky stated.

Steven Targum, M.D. of Clinical Studies Ltd., the principal investigator on the study which involved 13 clinical centers in the United States, stated "We are very pleased that in this Phase 2a clinical trial, NEOTROFIN-TM- demonstrated benefits in Alzheimer's disease patients within 28 days of treatment. If these observations are confirmed and expanded upon in larger clinical trials, NEOTROFIN-TM- could be an important new medication for the management of Alzheimer's disease."

NEOTROFIN-TM- is NeoTherapeutics' lead compound and is being developed for nerve regeneration, with Alzheimer's disease as its first clinical indication. Pre-clinical studies have demonstrated that NEOTROFIN-TM- can control the production of multiple natural neurotrophic factors and restore function in animal models of aging, brain injury and spinal cord injury.

                                      - more -

Positive Phase 2 Results for NEOTROFIN-TM-
January 27, 1999
Page Two


NeoTherapeutics' research program is focused on designing and developing small molecules capable of promoting nerve regeneration and repair for a range of neurological diseases and conditions such as Alzheimer's and Parkinson's diseases, stroke and spinal cord injury. Additional compounds in NeoTherapeutics' product pipeline address other health issues such as migraine and depression. For additional Company information, visit the NeoTherapeutics web site at www.neotherapeutics.com.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS AND THE FUTURE PERFORMANCE OF NEOTHERAPEUTICS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. THESE RISKS INCLUDE, BUT ARE NOT LIMITED TO, THE EARLY STAGE OF PRODUCT DEVELOPMENT, THE NEED FOR ADDITIONAL FUNDING, THE INITIATION AND COMPLETION OF CLINICAL TRIALS AND DEPENDENCE ON THIRD PARTIES FOR CLINICAL TESTING, MANUFACTURING AND MARKETING. THESE RISKS ARE DESCRIBED IN FURTHER DETAIL IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.



CONTACTS:
Carol Gruetter                               John Lockhart
NeoTherapeutics, Inc.                        Halsted Communications, Inc.
Tel:     (949) 788-6700                      Tel:    (800) 600-7111 x.224
e-mail:  cgruetter@neotherapeutics.com               (213) 957-3111 x.224
                                             e-mail: jlockhart@halsted.com

Margaret Wyrwas and Christine Seketa
Hill and Knowlton, Inc.
Tel:     (212) 885-0544 or (212) 885-0350
e-mail:  mwyrwas@hillandknowlton.com
         cseketa@hillandknowlton.com



                                       # # #


                                          5